EXHIBIT 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Jeremy Stoppelman, Chief Executive Officer of Yelp Inc. (the “Company”), and David Schwarzbach, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of the 7th day of August, 2026.

/s/ Jeremy Stoppelman	/s/ David Schwarzbach
Jeremy Stoppelman	David Schwarzbach
Chief Executive Officer	Chief Financial Officer

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Yelp Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.